Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 20, 2003, in the Amendment to the Registration Statement and related Prospectus of TWI Holdings, Inc. and Subsidiaries, dated November 20, 2003, for the registration of Common Stock.

/S/    ERNST & YOUNG LLP

Louisville, Kentucky

November 20, 2003